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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest, event reported): November 19, 1998

                     HAYES LEMMERZ INTERNATIONAL, INC.


           DELAWARE                                1-11592                             13-3384636
 (State or Other Jurisdiction             (Commission File Number)          (IRS Employer Identification Number)
      of Incorporation


38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN                                               48174
(Address or Principal executive Offices)                                              (Zip Code)


       Registrant's Telephone number, including area code (734) 941-2000

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ITEM 5.           OTHER EVENTS

         On November 19,1998, Hayes Lemmerz International, Inc., a Delaware corporation (the "Registrant"), HL-CMI Holding Co., a Michigan corporation to be formed as a wholly-owned subsidiary of the Registrant ("Sub"), CMI International, Inc., a Michigan corporation ("CMI"), and Ray H. Witt, as Trustee of the Ray H. Witt Living Trust Agreement dated December 2, 1981, as amended and restated (the "Principal Shareholder") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Registrant will acquire CMI (the "Acquisition"). In the Acquisition, Sub will merge with and into CMI and CMI will continue as a wholly-owned subsidiary of the Registrant. Pursuant to the Merger Agreement, the Registrant will pay an aggregate of $605 million for CMI, of which approximately $168 million will be used to repay or assume CMI's existing indebtedness and the balance of which will be paid to the existing shareholders of CMI. The cash portion of the merger consideration, the refinancing of existing debt of the Registrant being undertaken in connection with this transaction and fees and expenses are expected to be financed through a new senior secured bank facility of the Registrant. The Acquisition is expected to be completed either late in the Registrant's fourth quarter of fiscal 1998 (ending January 31, 1999) or early in the Registrant's first quarter of fiscal 1999.

         A copy of the press release issued by the Registrant on November 20, 1998 is attached as an exhibit hereto and is incorporated by reference herein.

ITEM 7.           EXHIBITS

   (99) Press Release of the Registrant with respect to the Acquisition dated November 20, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      HAYES LEMMERZ INTERNATIONAL, INC.



Date: November 23, 1998               By:          /s/ William D. Shovers
                                                  -----------------------------
                                                      William D. Shovers
                                                      Vice President -- Finance





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                                  Exhibit Index
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Exhibit No.                        Description
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   99                              Press Release of the Registrant
                                   with respect to the Acquisition
                                   dated November 20, 1998.